                               CONTRACT SCHEDULE

                   GUARANTEED WITHDRAWAL BENEFIT (GWB) RIDER

EFFECTIVE DATE:                       [April 29, 2012]

GWB PURCHASE PAYMENT PERIOD:          [120 days from the Effective Date]

MAXIMUM BENEFIT AMOUNT:               [$5,000,000]

GWB ADJUSTMENT ANNIVERSARY:           [5th Contract Anniversary, 10th Contract Anniversary]

GWB ADJUSTMENT PERCENTAGE:            [5th Contract Anniversary - 20%
                                      10th Contact Anniversary - 20%]

GWB WITHDRAWAL RATE:                  [4.50%] If the first withdrawal is taken before the 5th Contract Anniversary.
                                      [5.00%] If the first withdrawal is taken on or after the 5th Contract Anniversary but before the 10th Contract Anniversary.
                                      [5.50%] If the first withdrawal is taken or after the 10th Contract Anniversary.]]

AUTOMATIC STEP-UP DATE:               [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:        [85]

GWB MAXIMUM FEE RATE:                 [1.60%]

GWB FEE RATE:                         [0.80%] If Remaining Guaranteed Withdrawal Amount is greater than zero.
                                      [0.00%] If Remaining Guaranteed Withdrawal Amount is zero.

GWB CANCELLATION WINDOW PERIODS:      [30 day period following the 5th, 10th, and 15th and later Contract Anniversaries following the Effective Date]

GUARANTEED PRINCIPAL ADJUSTMENT       [15th Contract Anniversary following the Effective Date ]
ELIGIBILITY DATE:

GWB MAXIMUM CONTINUATION AGE:         [85 ]

ALLOCATION, TRANSFER AND REBALANCING
------------------------------------
LIMITS:
-------

    GWB SUBACCOUNTS:                  [AllianceBernstein Global Dynamic Allocation Portfolio
                                      AQR Global Risk Balanced Portfolio
                                      BlackRock Global Tactical Strategies Portfolio
                                      Invesco Balanced-Risk Allocation Portfolio
                                      JPMorgan Global Active Allocation Portfolio
                                      MetLife Balanced Plus Portfolio
                                      MetLife Multi-Index Targeted Risk Portfolio
                                      Schroders Global Multi-Asset Portfolio
                                      Pyramis Government Income Fund]

MLIU-GWB (4/13)

[PLATFORM 1 MINIMUM PERCENTAGE:       NO LIMITS APPLY

PLATFORM 1 SUBACCOUNTS:               N/A

PLATFORM 2 MAXIMUM PERCENTAGE:        NO LIMITS APPLY

PLATFORM 2 SUBACCOUNTS:               N/A

PLATFORM 3 MAXIMUM PERCENTAGE:        NO LIMITS APPLY

PLATFORM 3 SUBACCOUNTS:               N/A

PLATFORM 4 MAXIMUM PERCENTAGE:        NO LIMITS APPLY

PLATFORM 4 SUBACCOUNTS:               N/A]

MLIU-GWB (4/13)

                               CONTRACT SCHEDULE

    [GUARANTEED WITHDRAWAL BENEFIT (GWB) PAYMENT ENHANCEMENT SPECIFICATIONS:

PAYMENT ENHANCEMENT WAITING PERIOD:   [3 Years]
PAYMENT ENHANCEMENT RATE:                [150%]
MINIMUM PAYMENT ENHANCEMENT
CONFINEMENT PERIOD:                   [60 days]
MAXIMUM PAYMENT ENHANCEMENT AGE:          [90]]

MLIU-GWB (4/13)